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                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[X]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                        Pancho's Mexican Buffett, Inc.
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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FOR IMMEDIATE RELEASE:  Monday April 2, 2001

Contact:  Hollis Taylor, President and Chief Executive Officer
          Pancho's Mexican Buffet, Inc
          (817) 831-0081

          Shirley Thompson, President
          Bevo Beaven, Senior Account Executive
          Carl Thompson Associates
          (800-959-9677

                    Pancho's Mexican Buffet, Inc. Announces
         Definitive Agreement To Merge With Pancho's Restaurants, Inc.

FORT WORTH, Texas, April 2 - Pancho's Mexican Buffet, Inc. (Nasdaq: PAMX) today announced that it has signed a definitive agreement to merge with Pancho's Restaurants, Inc., an affiliate of Stephen Oyster of Austin Texas.

Pursuant to the merger agreement, each share of Pancho's common stock will be converted into the right to receive $4.60 cash per share. Pancho's currently has approximately 1.5 million shares outstanding, and outstanding options to purchase approximately 175,000 shares.

Pancho's Board of Directors has unanimously approved the merger. Wells Fargo Van Kasper is serving as financial advisor to the Company.

Consummation of the merger is subject to certain closing conditions, including the acquiring company's obtaining a commitment letter from its lender, pursuant to which its lender commits, subject to the terms and conditions contained in the commitment letter, to provide an aggregate of up to $6 million in cash as a senior secured credit facility. The terms of the senior secured credit facility must be reasonably satisfactory to the Company. In addition, the acquiring company must have entered into a commitment letter with Mr. Oyster, pursuant to which Mr. Oyster commits to provide an amount equal to the aggregate amount of the merger consideration and all other fees and expenses required to be paid by the acquiring company in connection with the transactions contemplated by Merger Agreement, less the amount committed by the lender. The aggregate cash amount to be provided under these commitment letters must be sufficient to pay the aggregate merger consideration and to make all other necessary payments of fees and expenses of the acquiring company in connection with the merger.

Because the acquiring company has not received the commitment letters from its lender or from Mr. Oyster, the transaction remains subject to review by the acquiring company's lenders and Mr. Oyster. Consequently, there can be no assurance that the merger will occur or, if it occurs, that the price per share will be $4.60.

In addition, the Company may terminate the Merger Agreement if the Company has not received the written opinion of Wells Fargo Van Kasper on or before May 18, 2001, or such other date as the parties may agree upon, to the effect that the merger consideration is fair to the Company's stockholders from a financial point of view.

The acquiring company may terminate the Merger Agreement if, (i) the working capital of the Company as of the end of the calendar month immediately prior to the filing of the Company's definitive proxy statement with the Securities and Exchange Commission in connection with the meeting of stockholders to be held to consider the approval of the Merger Agreement, including
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all expenses of the Company in connection with the transactions contemplated by the Merger Agreement, is less than - (negative) $3,880,000; or (ii) aggregate same-store sales for the period from the beginning of fiscal year 2001 of the Company through the end of the calendar month immediately prior to Filing Date compared with the aggregate same store sales for the corresponding period of the preceding fiscal year has decreased by more than 10%; or (iii) prior to the filing of the definitive proxy statement, the acquiring company is not able to obtain and deliver the commitment letter from its lender or lenders.

The merger is expected to be completed by the end of the second quarter of 2001, and is subject to approval by the Company's stockholders and certain other customary conditions. A special meeting of the Company's stockholders will be scheduled in connection with seeking the approval of the Company's stockholders.

"The Merger Agreement is the culmination of the efforts of our in investment bankers, Wells Fargo Van Kasper, working closely with our Board of Directors to find strategic financial alternatives for the Company to maximize stockholder value," said Hollis Taylor, President and Chief Executive Officer of the Company. "The Company's Board of Directors concluded that the cash transaction with Mr. Oyster's affiliated companies offered the best financial alternative for the Company's stockholders."

Stephen "Duffy" Oyster, President of Pancho's Restaurant's Inc. in commenting upon the approximately $7 million agreement to acquire the Company, said "The $4.60 per share offer is an exceptional deal for the stockholders in that it represents an 84% premium over Friday's (March 30) closing price of $2.50 per share." He further stated: "The employees of Pancho's are dedicated and committed individuals working in outdated facilities. The new company plans to remodel most of the existing stores along with a strategic focus on superior food and service."

Stephen Oyster is a former partner of Foodmaker, Inc., where he served as Executive Vice President, and President of Foodmaker Realty Corp. He has been an investor in real estate and restaurants in Austin, Texas since 1988. Mr. Oyster expects American Commercial Capital LLC to provide approximately $6 million in connection with the financing of the transaction and that his investment company will provide the balance of the purchase price, plus working capital and remodeling funds.

Based in Fort Worth, Pancho's Mexican Buffet, Inc. is the only publicly- held company offering all-you-can-eat Mexican food in a buffet-style format. The Company operates 48 restaurants in Texas, Arizona, Louisiana, New Mexico and Oklahoma.

Cautionary Note Regarding Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of management of Pancho's, Mr. Oyster, and the acquiring company are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of the transaction to close due to the failure to obtain the requisite financing; the failure of Pancho's to obtain a fairness opinion; a decrease in the merger consideration amount per share of $4.60; the failure to obtain regulatory or other approvals; the failure of Pancho's stockholders to approve the merger; and those risks detailed from time to time in Pancho's reports filed with the SEC, including the report on Form 10-Q for the period ended December 31, 2000.
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Additional Information

Pancho's Mexican Buffet, Inc. will file a proxy statement describing the proposed merger with the United States Securities and Exchange Commission (SEC). We urge investors in Pancho's common stock to review the proxy statement and other information filed and to be filed with the SEC because they will contain important information. These documents, when filed, will be available without charge on the SEC's web site at www.sec.gov or from the Corporate Secretary of
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Pancho's at 3500 Noble Avenue, Fort Worth, Texas 76111 (telephone at 817/831-
0081). Investors should read the proxy statement carefully before making any voting or investment decisions.

Pancho's and its executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of Pancho's with respect to the transactions contemplated by the merger agreement. Information regarding such officers and directors will be included in Pancho's Proxy Statement for its Special Meeting of Stockholders to be filed with SEC. When filed, this document will be available at the SEC's website at http://www.sec.gov and from the Company.
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FOR IMMEDIATE RELEASE:  Thursday, May 17, 2001

Contact:  Hollis Taylor, President and Chief Executive Officer
          Pancho's Mexican Buffet, Inc
          (817) 831-0081

          Shirley Thompson, President
          Bevo Beaven, Senior Account Executive
          Carl Thompson Associates
          (800) 959-9677


                    PANCHO'S MEXICAN BUFFET, INC. ANNOUNCES
               RECEIPT OF COMMITMENT LETTERS AND FAIRNESS OPINION

Fort Worth, Texas, May 17, 2001 - Pancho's Mexican Buffet, Inc. (Nasdaq: PAMX) today announced that it has received copies of commitment letters concerning the merger of Pancho's Restaurants, Inc., an affiliate of Mr. Stephen Oyster, with Pancho's Mexican Buffet, Inc. In addition, Pancho's announced that it has received the written opinion of Wells Fargo Van Kasper LLC ("WFVK") that the merger consideration is fair to the Company's stockholders from a financial point of view.

On March 31, 2001, Pancho's entered into a merger agreement in which each share of Pancho's common stock will be converted into the right to receive $4.60 cash per share. Pancho's currently has approximately 1.5 million shares outstanding, and outstanding options to purchase approximately 175,000 shares.

Consummation of the merger agreement remains subject to several conditions, including Pancho's achieving certain working capital and same store sales levels, Pancho's obtaining the approval of the merger by its stockholders, and certain other customary conditions. Pancho's expects to hold a special meeting of its stockholders to approve the merger in late June or early July 2001, and has set a record date for this meeting of Monday, May 21, 2001.

Pancho's has received an executed copy of a commitment letter from American Commercial Capital LLC ("ACC") to loan up to $5 million to an affiliate of Mr. Oyster, on the terms contained in ACC's commitment letter, which funds would in turn be transferred to the surviving corporation contemporaneously with the merger.

In addition, Pancho's has received a commitment letter from Mr. Oyster to loan an amount equal to the aggregate amount of the merger consideration and all other fees and expenses required to be paid by Mr. Oyster's affiliates in connection with the transaction contemplated by the merger agreement, less the amount committed by ACC, on the terms and conditions contained in the commitment letter to Pancho's.

In addition to the conditions to the merger contained in the merger agreement, these commitment letters contain certain terms and conditions. Because financing is a condition to the merger, each condition to funding set forth in the commitment letters is effectively a condition to the merger, and there can be no assurance that these conditions will be satisfied or waived.

Copies of these commitment letters have been filed with the Securities and Exchange Commission as exhibits to a Form 8-K. This summary description of these commitment letters is not complete and is qualified in its entirety by reference to the commitment letters.

Based in Fort Worth, Texas, Pancho's Mexican Buffet, Inc. is the only publicly-held company offering all-you-can-eat Mexican food in a buffet-style format. The Company operates 48 restaurants in Texas, Arizona, Louisiana, New Mexico and Oklahoma.

Cautionary Note Regarding Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of management of Pancho's, Mr. Oyster, WFVK, ACC, and the acquiring company and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of the transaction to close due to conditions in the financing; a decrease in the merger consideration amount per share of $4.60; the failure to obtain regulatory or other approvals; the failure of Pancho's or the acquiring company to fulfill the other conditions to the merger; the failure of Pancho's stockholders to approve the merger; and those risks detailed from time to time in Pancho's reports filed with the SEC, including the report on Form 10-Q for the period ended March 31, 2001.

Additional Information

Pancho's Mexican Buffet, Inc. intends to file a definitive proxy statement describing the proposed merger with the United States Securities and Exchange Commission (SEC). We urge investors in Pancho's common stock to review the proxy statement and other information filed and to be filed with the SEC because they will contain important information. These documents, when filed, will be available without charge on the SEC's web site at www.sec.gov or from the
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Corporate Secretary of Pancho's at 3500 Noble Avenue, Fort Worth, Texas 76111
(telephone at 817/831-0081). Investors should read the proxy statement carefully before making any voting or investment decisions.

Pancho's and its executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of Pancho's with respect to the transactions contemplated by the merger agreement. Information regarding such officers and directors will be included in Pancho's Proxy Statement for its Special Meeting of Stockholders to be filed with SEC. When filed, this document will be available at the SEC's website at http://www.sec.gov and from the Company.